UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2024

Peakstone Realty Trust
(Exact name of registrant as specified in its charter)

Commission File Number: 001-41686

Maryland	46-4654479
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 606-3200
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common shares, $0.001 par value per share	PKST	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On November 4, 2024, Peakstone Realty Trust filed a Current Report on Form 8-K (the “Initial Form 8-K”), which included as Exhibit 99.4 thereto certain pro forma financial information. This Current Report on Form 8-K/A is being filed solely to (i) update the amount of pro forma non-cash depreciation expense reflected in the unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2024 (updated from $80.8 million to $87.4 million) and year ended December 31, 2023 (updated from $128.0 million to $137.2 million) and (ii) make conforming adjustments to the unaudited pro forma consolidated statements of operations. This Current Report on Form 8-K/A should be read in conjunction with the Initial Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b), with respect to completion of the Acquisition (as defined in the Initial Form 8-K), is filed herewith as Exhibit 99.1, and incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description
99.1	Unaudited Pro Forma Consolidated Financial Statements Required by Item 9.01(b).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Peakstone Realty Trust

Date: November 7, 2024	By:	/s/ Javier F. Bitar
Javier F. Bitar
Chief Financial Officer and Treasurer